UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 14, 2025

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 East Erie Street, Suite 400         Milwaukee, Wisconsin 53202

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On February 14, 2025, Twin Disc, Incorporated (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of Montreal (the “Bank”) that refinances and replaces the credit agreement dated as of June 29, 2018, as amended (the “Prior Credit Agreement”) between the Company and BMO Harris Bank, N.A. (“BMO”). Capitalized terms in this Current Report that are not otherwise defined herein are defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Bank made a Term Loan to the Company in the principal amount of $15,000,000, consisting of as assignment of a term loan under the Prior Credit Agreement from BMO to the Bank with a remaining principal of $8,500,000 and an additional advance of $6,500,000. The maturity date of the Term Loan is April 1, 2027, and the Company is required to make principal installments on the Term Loan of at least $750,000 per quarter.

In addition, the Company may, from time to time prior to the maturity date, enter into Revolving Loans in amounts not to exceed, in the aggregate and subject to a Borrowing Base, $50,000,000 (the “Revolving Credit Commitment”). The Borrowing Base is the sum of (a) 85% of outstanding unpaid Eligible Receivables and (b) the lesser of $40,000,000 for each fiscal month ending on or prior to August 31, 2025 (reduced to $35,000,000 for each fiscal month ending on or prior to August 31, 2026, and further reduced to $32,500,000 for each fiscal month ending thereafter) and 60% of Eligible Inventory for each fiscal month ending on or prior to August 31, 2025 (reduced to 55% of Eligible Inventory for each fiscal month ending on or prior to February 28, 2026, and 50% of Eligible Inventory for each fiscal month ending thereafter). The Credit Agreement also allows the Company to obtain Letters of Credit from the Bank, which if drawn upon by the beneficiary thereof and paid by the Bank, would become Revolving Loans. Under the Credit Agreement, the Company may not pay cash dividends on its common stock in excess of $5.0 million in any fiscal year. The term of the Revolving Loans under the Credit Agreement runs through April 1, 2027.

The Company used the increased borrowing capacity under the Credit Agreement to help finance its acquisition of Kobelt Manufacturing Co. Ltd. (“Kobelt”), as described elsewhere in this current report. Kobelt is included as a Borrower under the Credit Agreement, and may borrow directly under the Credit Agreement up to the lesser of the Revolving Credit Commitment or $25,000,000. For purposes of determining the Borrowing Base under the Credit Agreement, Eligible Receivables and Eligible Inventory of Kobelt are included. In addition, in determining whether the Company is in compliance with its Total Funded Debt/EBITDA Ratio, the Company’s EBITDA will include transaction expenses of up to $600,000 for each of the Company’s Kobelt Acquisition and the Company’s prior Katsa Oy acquisition, as well as pro-forma EBITDA of Katsa Oy and Kobelt as permitted by the Bank.

Interest rates under the Credit Agreement are based on the secured overnight financing rate (“SOFR”), the euro interbank offered rate (the “EURIBO Rate”), or the Canadian Overnight Repo Rate Average (the “CORRA”). Loans under the Credit Agreement are designated as either as “SOFR Loans,” which accrue interest at an Adjusted Term SOFR plus an Applicable Margin; “Eurodollar Loans,” which accrue interest at the EURIBO Rate plus an Applicable Margin; “Term CORRA Loans,” which accrue interest at an Adjusted Term CORRA plus an Applicable Margin; “Daily Compounded CORRA Loans,” which accrue interest at a Daily Compounded CORRA plus an Applicable Margin; or Canadian Prime Rate Loans,” which accrue interest at the Canadian Prime Rate plus an Applicable Margin. The Applicable Margins are between 2% and 3.5% for Revolving Loans and Letters of Credit; 2.125% and 3.625% for Term Loans; and .15% and .3% for the Unused Revolving Credit Commitment (each depending on the Company’s Total Funded Debt to EBITDA ratio).

Borrowings under the Credit Agreement are secured by substantially all of the Company’s and Kobelt’s personal property, including accounts receivable, inventory, machinery and equipment, and intellectual property. The Company has also pledged 65% of its equity interests in certain foreign subsidiaries. To effect these security interests, the Company entered into various amendment and assignment agreements that consent to the assignment to the Bank of certain agreements previously entered into between the Company and the Bank in connection with an April 22, 2016 credit agreement between the Company and the Bank, and further amended such agreements pursuant to the terms of the Credit Agreement. Specifically, the Company amended and agreed to the assignment to the Bank of a Security Agreement, IP Security Agreement, Pledge Agreement, Perfection Certificate, and Assignment as to Liens and Encumbrances. The Company also amended and assigned to the Bank a Negative Pledge Agreement, pursuant to which it agreed not to sell, lease or otherwise encumber real estate that it owns except as permitted by the Credit Agreement and the Negative Pledge Agreement. The Company also entered into a Collateral Assignment of Rights under Purchase Agreement for its acquisition of Kobelt, described in Item 8.01 below.

Upon the occurrence of an Event of Default, the Bank may take the following actions upon written notice to the Company: (1) terminate its remaining obligations under the Credit Agreement; (2) declare all amounts outstanding under the Credit Agreement to be immediately due and payable; and (3) demand the Company to immediately Cash Collateralize L/C Obligations in an amount equal to 105% of the aggregate L/C Obligations or a greater amount if the Bank determines a greater amount is necessary. If such Event of Default is due to the Company’s bankruptcy, the Bank may take the three actions listed above without notice to the Company.

A copy of the Credit Agreement is attached to this report as Exhibit 1.1 and is incorporated herein by reference. A copy of the Fifth Amended and Restated Revolving Note and the Assignment and Assumption of Revolving Loan Note are attached to this report as Exhibits 1.2 and 1.3 and are incorporated herein by reference. A copy of the Second Amended and Stated Term Note and the Assignment and Assumption of Term Loan Note are attached to this report as Exhibits 1.4 and 1.5 and are incorporated herein by reference. Copies of the Assignment of and Amendment to Security Agreement, Assignment of and Amendment to IP Security Agreement, Assignment of and Amendment to Pledge Agreement, Assignment of and Amendment to Perfection Certificate, Assignment of and Amendment to Assignment as to Liens and Encumbrances, and Assignment of and Amendment to Negative Pledge Agreement (the “Assigned and Amended Agreements”), as well as the Collateral Assignment of Rights under Purchase Agreement (together, with the Amended and Assigned Agreements, the “Ancillary Agreements”) are attached to this report as Exhibits 1.6, 1.7, 1.8, 1.9 1.10, 1.11, and 1.12 and are hereby incorporated herein by reference. The above descriptions of the Credit Agreement and the Ancillary Agreements are qualified in their entirety by reference to the Exhibits attached hereto.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure

On February 18, 2025, the Company issued a press release announcing that its wholly-owned Canadian subsidiary, Twin Disc Canada Holdings, Ltd., had acquired all the shares of capital stock of Kobelt Manufacturing Co. Ltd. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 8.01         Other Events

On February 14, 2025, Twin Disc Canada Holdings, Ltd. (“TD Canada”), a wholly-owned subsidiary of the Company, acquired of all the shares of capital stock of Kobelt Manufacturing Co. Ltd. (“Kobelt”) pursuant to a Share Purchase Agreement dated February 14, 2025.

Based in Surrey, British Columbia, Canada, Kobelt specializes in propulsion, steering, thrusters, and braking control systems for marine and industrial end markets. Kobelt possesses extensive after-sales services, along with in-house foundry and bronze die casting capabilities featuring precision machining, assembly and testing.

Pursuant to the Share Purchase Agreement, TD Canada paid CAD $23,397,932 at closing, which included a base payment of CAD $23,000,000 plus an adjustment for working capital.

A copy of the Share Purchase Agreement is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The foregoing description of the of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement,

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1*	Credit Agreement By and Among Twin Disc, Incorporated, Twin Disc Canada Holdings Ltd., Kobelt Manufacturing Co. Ltd., and Bank of Montreal, dated February 14, 2025.

1.2	Fifth Amended and Restated Revolving Note By and Among Twin Disc, Incorporated, Kobelt Manufacturing Co., Ltd. and Bank of Montreal

1.3	Assignment and Assumption of Revolving Loan Note Between BMO Bank, N.A. and Bank of Montreal

1.4	Second Amended and Restated Term Note By and Among Twin Disc, Incorporated, Kobelt Manufacturing Co., Ltd. and Bank of Montreal

1.5	Assignment and Assumption of Term Loan Note Between BMO Bank, N.A. and Bank of Montreal

1.6	Assignment of and Amendment to Security Agreement By and Among BMO Bank, N.A., Bank of Montreal, and Twin Disc, Incorporated

1.7	Assignment of and Amendment to IP Security Agreement By and Among BMO Bank, N.A., Bank of Montreal, Twin Disc, Incorporated, and Kobelt Manufacturing Co. Ltd.

1.8	Assignment of and Amendment to Pledge Agreement By and Among BMO Bank, N.A., Bank of Montreal, and Twin Disc, Incorporated

1.9*	Assignment of and Amendment to Perfection Certificate By and Among BMO Bank, N.A., Bank of Montreal, Twin Disc, Incorporated, and Kobelt Manufacturing Co. Ltd.

1.10	Assignment of and Amendment to Assignment as to Liens and Encumbrances By and Among BMO Bank, N.A., Bank of Montreal, and Twin Disc, Incorporated

1.11	Assignment of and Amendment to Negative Pledge Agreement By and Among BMO Bank, N.A., Bank of Montreal, and Twin Disc, Incorporated

1.12	Collateral Assignment of Rights Under Purchase Agreement By and Among Twin Disc, Incorporated, Twin Disc Canada Holdings Ltd., and Bank of Montreal

99.1	Press Release, Dated February 18, 2025

99.2*
Share Purchase Agreement Among Kobelt Manufacturing Co. Ltd., Twin Disc Canada Holdings Ltd., Twin Disc, Incorporated, the Shareholders of Kobelt Manufacturing Co. Ltd., and Mark Chesley, dated February 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules attached to the Credit Agreement, the Perfection Certificate, and the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary